Exhibit 4.1

Number	Shares
GMZ
[Gomez logo]
GOMEZ, INC.
Incorporated under the laws of the State of Delaware

COMMON STOCK	COMMON STOCK
CUSIP [                    ]
SEE REVERSE SIDE FOR CERTAIN DEFINITIONS
This certified that
is the owner of
     FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, $0.001 PAR VALUE PER SHARE, OF GOMEZ, INC. (the “Corporation”), transferable on the books of the Corporation by the holder hereof, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are subject to the laws of the State of Delaware and to the provisions of the Amended and Restated Certificate of Incorporation and the Amended and Restated By-Laws of the Corporation, and all the amendments from time to time made thereto. This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.
WITNESS the facsimile seal of the Corporation and facsimile signatures of its duly authorized officers.
Dated:

/s/		[Seal]	/s/
Director, President and Chief Executive Officer			Vice President , Treasuer, Secretary

Countersigned and Registered:
[ ]
Transfer Agent

By:	Authorized Signature

Exhibit 4.1
GOMEZ, INC.
     The Corporation has more than one class of stock authorized to be issued. The Corporation will furnish without charge to each stockholder who so requests in writing, a copy of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Any such requests may be addressed to the Secretary of the Corporation at the principal office of the Corporation.
     The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM —	as tenants in common	UNIF GIFT MIN ACT -		Custodian
			(Cust)		(Minor)
TEN ENT —	as tenants by the Entirety		under Uniform Gifts to Minors Act

JT TEN —	as joint tenants with right of survivorship and not as tenants in common				(State)
Additional abbreviations may also be used though not in the above list.
For value received,                                        , hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

                                        Shares
of the Common Stock represented by the within Certificate, and do(es) hereby irrevocably constitute and appoint                                          Attorney to transfer the said Shares of the books of the within-named Corporation with full power of substitution in the premises.

Dated:	Signature

THE SIGNATURE(S) TO THE ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER.

SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15

Signature Guaranteed: